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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2009

TYCO ELECTRONICS LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information disclosed in Item 7.01 of this Current Report on Form 8-K is furnished and incorporated by reference in this Item 2.02.  The financial information referred to therein is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 2.02.

ITEM 7.01                                       REGULATION FD DISCLOSURE

Effective for the first quarter of fiscal 2010, Tyco Electronics Ltd. (the “Company”) has reclassified the reporting of certain of its net sales by industry end market.  The purpose of this change is to align the Company’s industry end markets to be consistent with its internal management reporting structure beginning in the first quarter of fiscal 2010.  The Company has reclassified prior period net sales by industry end market to conform to the current presentation.

The unaudited financial information furnished with this report and incorporated by reference includes the consolidated net sales of the Company for the fiscal quarters ended September 25, 2009, June 26, 2009, March 27, 2009, December 26, 2008, September 26, 2008, June 27, 2008, March 28, 2008, and December 28, 2007, and for the fiscal years ended September 25, 2009 and September 26, 2008.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

99.1

Consolidated net sales of Tyco Electronics Ltd. for the fiscal quarters ended September 25, 2009, June 26, 2009, March 27, 2009, December 26, 2008, September 26, 2008, June 27, 2008, March 28, 2008, and December 28, 2007, and for the fiscal years ended September 25, 2009 and September 26, 2008 (Unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYCO ELECTRONICS LTD.
(Registrant)

By:	/s/ Terrence R. Curtin
Terrence R. Curtin
Executive Vice President and Chief Financial Officer

Date: December 8, 2009